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                                                                    EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT


               This EMPLOYMENT AGREEMENT ("Agreement") is effective as of the 16th day of June, 2000 by and between Unisphere Solutions, Inc. (the "Company"), a Delaware Corporation with offices at One Executive Drive, Chelmsford, MA 01824, and John Connolly, an individual residing at 37 Country Club Road, N. Reading, MA 01864 (the "Employee").

               WHEREAS, the Company desires to enter into this Agreement to employ the services of the Employee on the terms and conditions set forth below;

               WHEREAS, the Employee desires to be employed by the Company and is willing to do so on the terms and conditions set forth below;

               NOW, THEREFORE, in consideration of the above recitals and of the mutual promises and conditions in this Agreement, it is agreed as follows:

1.             TERM OF EMPLOYMENT.

               The initial term of the Employee's employment under this Agreement (the "Initial Term") shall be deemed to have commenced on July 6, 2000 and shall terminate on the second (2nd) anniversary thereof. The Initial Term shall be automatically extended for additional terms of successive one (1) year periods (the "Additional Employment Term") unless the Company or Employee gives written notice to the other at least ninety (90) days prior to the expiration of the then Initial Employment Term or Additional Employment Term of the termination of Employee's employment hereunder at the end of such Employment Term. The term of this Agreement, including the Initial Employment Term and the Additional Employment Term, as from time to time is modified in writing by and between the parties and in effect, is hereafter referred to as the "Employment Term" or the "term of this Agreement" or "the term hereof." Upon termination of the term hereof, this Agreement and all obligations of the parties hereunder shall terminate, except as provided in Sections 5, 6, 7 and 8 hereof. If the Employment Term ends at the option of the Company, the Employee shall be considered to have been terminated "without cause" and shall be entitled to those termination payments and benefits specified in Section 6(c). The Employee and the Company have no other agreement, express or implied or written or oral, regarding the term of their employment relationship other than the agreement set forth in this paragraph.

2.             EMPLOYMENT AND DUTIES.

a. During the Term, the Company shall employ the Employee on a full-time basis as Vice President & Chief Financial Officer of the Company with responsibility for the day-to-day financial operations, books and records and accounting practices of the Company in general and such other duties as may be assigned to him from time-to-time by the Company's President and subject to the supervision of the President. The Employee agrees to use his diligent efforts in and shall devote at


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least forty (40) hours per week to the performance of his duties during the Term and to the advancement of the interests of the Company and its affiliates.

b. The services of the Employee shall be performed at the Company's offices located at One Executive Drive, Chelmsford, Massachusetts or at such other facility designated by the Company. If the Company's offices are moved from the above mentioned address to another location within the greater Boston, Massachusetts metropolitan area, the Employee agrees to perform the employee's services at such new address.

c. Employee will sign separate agreements, policies or certifications regarding Confidentiality/Invention and Trade Secret Agreement and, in the future will sign separate agreements, policies or certifications including, but not limited to, Ethical Business Practices, Conflicts of Interest and Insider Trading, on such forms as are or may be adopted by the Company from time to time for its executives. Any such agreements, policies or certifications shall supplement the terms and conditions of this Agreement, including, without limitation, the provisions of Section 5 and 7 hereof.

3. EMPLOYEE'S OUTSIDE BUSINESS ACTIVITIES.

a. During the Term, the Employee shall devote such time, interest and effort as shall be necessary to satisfactorily perform and discharge all duties and responsibilities of the Employee's position and shall not, without the prior written consent of the Company's President, render to others services of any kind for compensation, or engage in any other business activity that would materially interfere with the performance of the Employee's duties under this Agreement.

b. During the Term, the Employee shall not take any action, without the prior written consent of the Company's President, which consent he/she may grant or withhold in his/her sole discretion, to establish, form or become employed upon termination of employment with the Company by a competing business anywhere in the United States or in any foreign country.

c. The Employee's failure to comply with the provisions of this Section shall give the Company the right (in addition to any other remedies and rights the Company may have) to terminate this Agreement.

4. COMPENSATION.

a. BASE SALARY. The Company shall pay the Employee, in arrears (payable no less than on a monthly basis) in equal installments at such intervals as the Company shall generally pay its senior executives, a base salary (the "Base Salary") at a rate of Two Hundred Ten Thousand Dollars ($210,000.00) per year.

b. BONUS. In the event that the Company adopts and implements a bonus plan for its executive employees, then Employee shall be eligible to participate in that plan. The parties hereby acknowledge and agree that there is no bonus plan currently in effect for the Company's fiscal year


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ending September 30, 2000 and whether or not the Company elects to adopt a bonus plan in the future is in the Company's sole discretion. The parties hereby acknowledge and agree that the Employee's entitlement to any bonus in respect of the year of termination shall be governed by the terms of such bonus plan provided, however, that the parties agree that if the Employee's employment terminates during any bonus plan year, then the Employee shall be entitled to receive a pro-rata portion of the bonus for that plan year through the date of termination if the bonus plan objectives are actually achieved in that plan year and the Company pays a bonus to the plan participants, which bonus shall be paid to the Employee at the same time as bonuses are generally paid to the other bonus plan participants.

c. STOCK OPTION AWARD. The Company shall submit to the Company's Board of Directors a recommendation that the Employee be awarded two hundred twenty five thousand (225,000) stock options under the Company's 1999 Stock Incentive Plan (the "Stock Incentive Plan") at an exercise price to be determined by the Board of Directors, which options shall be either incentive stock options (ISO's) or non-qualified options, or a combination thereof, as determined by the Board of Directors in its sole discretion, provided, however, that the exercise price of said options shall be set at a price no greater than the fair market value of the Company's common stock as of the grant date of the award to the Employee. The vesting of such options shall be as follows: one-quarter (1/4) of the total options granted shall vest on the first anniversary of the Employee's date of hire and 6.25% of the remaining options shall vest following completion of each quarterly anniversary thereafter, subject to the Employee's continued employment, and the terms and conditions of the Company's Stock Incentive Plan. The Employee shall receive a Stock Option Agreement following the Board of Director's approval which shall set forth the number of options (both incentive and non-qualified options), the exercise price thereof, the four year vesting schedule and such other terms and conditions as set forth in and governed by the Stock Incentive Plan. If the Board of Directors fail either to award the full number of such stock options and or to approve the accelerated vesting provisions of Section 6 within 30 days of Employee's commencement of employment, the Employee may immediately terminate (without prior notice) his employment for "Good Reason."

d. OTHER BENEFITS. During the Term, the Employee shall be entitled to participate in such employee benefit programs as may be maintained from time to time by the Company in its sole discretion for the purpose of covering salaried employees of the Company. This Section 4(d) shall in no way create or be deemed to create any obligation, express or implied, on the part of the Company with respect to the continuation of any benefit or other plan or arrangement maintained on or prior to the date of this Agreement or the creation and maintenance of any particular benefit or other plan or arrangement at any time during the Term. The Company shall provide the Employee with the same or similar medical, dental, life and disability insurance benefits, if any, provided to other salaried employees of the Company.

e. WITHHOLDING. All payments made to the Employee pursuant to this Section 4 shall be subject to withholding to the extent required under applicable law.

f. BUSINESS EXPENSES. The Company will reimburse the Employee for business expenses in accordance with Company policy.


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5. CONFIDENTIAL INFORMATION, TRADE SECRETS, DESIGNS.

a. The Employee acknowledges and agrees that information concerning the work conducted by the Company may constitute confidential information, trade secrets or copyrightable or patentable works or expressions, including, but not limited to, know-how, design information or concepts, advertising concepts, matters which are subject to trademark, copyright or patent protection, manufacturing information or concepts, marketing or sales information, price and cost information, customer information, including points of contact at customers and product requirements and buying habits of customers, financial information regarding the Company, information regarding suppliers, and all personnel information. The Employee further acknowledges that such information will be entrusted to him by the Company and that the Employee will take all steps necessary to protect the confidentiality of such information, including abiding by all internal regulations, policies, procedures or safeguards to protect such information from disclosure and to implement any necessary regulations, procedures or safeguards to protect any such confidential information or trade secret information from disclosure or to allow such information in any way to lose its protection as intangible assets of the Company. The Employee agrees to execute any documents necessary to protect the Company's rights or interests in such inventions, patentable developments, copyrightable works, designs, trademarks, advertising concepts or other confidential or trade secret information.

b. During the Term hereof and during the entire course of his employment with the Company and for a period of five (5) years following the termination of his employment, the Employee promises and agrees not to disclose to any other person or entity any trade secrets or confidential information, unless specifically authorized in writing in advance by the Company's President to do so. If the Company's President gives the Employee written authorization to make any such disclosure, the Employee shall do so only within the limits and to the extent of the authorization.

c. The Employee also agrees, during the Term of this Agreement and during the entire course of his employment with the Company, to promptly divulge to the Company all developments and information related to the Company's business, or which relate to any actual or anticipated research and development of the Company, and to assign any and all rights of any kind or character in such patents, trademarks, copyrights, inventions and the like to the Company. The Employee's duty to assign all such developments and information shall be applicable to any invention or information the Employee develops which relates at the time of conception or reduction to practice to the Company's business, or actual or anticipated research or development, which results from any work performed by the Employee for the Company, or any invention or information which involves, in any way, the use of the Company's equipment, supplies, facilities, trade secrets, or confidential information. The Employee agrees to execute all documents necessary to the perfection and/or protection of the Company's interest or rights in such intangible assets.

d. The Employee also acknowledges that by virtue of his employment with the Company, he will have access to confidential information, trade secrets, copyrightable works or expressions, design information or concepts, manufacturing information or concepts, patentable information or concepts, advertising concepts, and other confidential information and trade secrets of the Company


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as set forth more fully above, which are the intangible assets of the Company.
The Employee agrees that his participation in the development of these intangible assets or his knowledge of the existence of such information does not give rise to any rights on the Employee's behalf to disclose or utilize these intangible assets or information.

e. The Employee acknowledges that during the course of Employee's employment, the Employee will obtain knowledge and skills pertaining to the Company's industry, manufacturing processes, methods of production, methods of buying and selling which are "know-how" acquired by virtue of the Employee's employment relationship with the Company. This "know-how" is also an intangible asset of the Company.

f. The Employee agrees during the entire course of his employment with the Company to offer or otherwise make known or available to the Company and without additional payment or other economic benefit to him, any business prospects, contacts or other business opportunities which he may discover, find, develop or otherwise have available to him in any field in which the Company is engaged, and further agrees that any such business prospects, contacts or other business opportunities shall be the property of the Company.

g. During the entire course of his employment with the Company and for a period of one (1) year following his termination of employment, the Employee promises and agrees not to: (i) hire, solicit or attempt to hire any employee of the Company or any of its affiliates, or (ii) encourage, solicit or induce any such employee to terminate his or her relationship or employment with the Company or any affiliate.

6. TERMINATION.

               Prior to the expiration of the Employment Term as provided in
Section 1 hereof, this Agreement may be terminated as follows:

a. At any time by mutual written consent of the Employee and the Company. Upon such termination as provided in this Section 6(a), the Employee shall be entitled to receive any vacation pay and Base Salary pursuant to Section 4(a) that is accrued and unpaid as of the termination date, with such amount payable at the same intervals as Base Salary payments were made under Section 4 hereof, subject to withholding. In addition, the Employee shall be entitled to exercise any options which were vested on or before the termination date in accordance with and subject to the terms of the Stock Incentive Plan, including, but not limited, the time period for such exercise and any provisions regarding forfeiture. Upon payment of such amount, the Company shall have no further obligations hereunder, including, without limitation, the obligation to pay the Employee any bonus in respect of the year of termination except as provided in
Section 4(b) hereof or any subsequent year, and the provisions of Sections 5, 7 and 8 shall remain in effect in accordance with their terms.

b. Upon the death or following the permanent disability (as defined below) of the Employee. For purposes of this Agreement, the Employee shall have a "permanent disability" if an independent medical doctor (selected by the Company's health or disability insurer) certifies that the Employee


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has for four (4) months, consecutive or non-consecutive, in any twelve-month period been physically or mentally disabled or incapacitated in a manner which seriously interferes with his ability to perform his essential job responsibilities under this Agreement despite reasonable accommodation. Upon termination of the Employee's employment pursuant to this Section 6(b), (i) the Company shall pay the Employee or his estate any vacation pay and Base Salary pursuant to Section 4(a) that is accrued and unpaid as of the termination date, and upon the making of such payment the Company shall have no further obligations hereunder, including, without limitation, the obligation to pay the Employee any bonus in respect of the year of termination except as otherwise provided in Section 4(b) hereof or any subsequent year, and (ii) the provisions of Sections 5, 7 and 8 to the extent relevant shall remain in effect in accordance with their terms. In addition, the Employee shall be entitled to exercise any options which were vested on or before the termination date in accordance with and subject to the terms of the Stock Incentive Plan, including, but not limited, the time period for such exercise and any provisions regarding forfeiture.

c. At any time by the Company without cause upon written notice to the Employee. In the event of termination of the Employee's employment by the Company pursuant to this Section 6(c), the Company shall pay to the Employee any vacation and Base Salary pursuant to Section 4(a) that is accrued and unpaid as of the termination day. The Company also shall pay to the Employee severance pay, provided that the Employee executes the Company's form of Termination Agreement releasing his claims against the Company and its affiliates, consisting of an amount equal to the Base Salary that would have been payable for six (6) months from the date of termination had the Employee remained an employee of the Company hereunder until that date, with such amount payable at the same intervals as Base Salary payments were made under Section 4 hereof, subject to withholding. In the alternative, at the Company's option, the Employee shall receive a lump-sum payment equal to the salary continuation payments due under the immediately preceding sentence. Upon payment of such amount, the Company shall have no further obligations hereunder, including, without limitation, the obligation to pay the Employee any bonus in respect of the year of termination except as otherwise provided in Section 4(b) hereof or any subsequent year, and the provisions of Sections 5, 7 and 8 shall remain in effect in accordance with their terms. In addition, the Employee shall become immediately vested as of the sixth month anniversary of the the termination date, for the lesser of: (i) 28,125 options of the 225,000 option award under the Company's Stock Incentive Plan or (ii) the remaining balance (as of the termination date) of the unvested options of the 225,000 option award under the Company's Stock Incentive Plan if said amount is less than 28,125 options. The Employee may or may not be vested in any options as of the termination date under the vesting schedule set forth in his Stock Option Award but to the extent that the Employee is so vested in any of said options, the accelerated vesting described in the foregoing sentence shall be in addition to the shares which have vested in accordance with the terms of the Stock Option Award. The Employee shall be entitled to exercise any vested options which were vested or become vested as of the date of termination in accordance with the terms of the Stock Incentive Plan, including, but not limited to, the time period for such exercise and any provisions regarding forfeiture. The parties hereby agree that the Employee shall act as a consultant to the Company during the sixth month severance period without further compensation to perform such services as may be mutually agreeable to the parties provided, however, that nothing herein


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shall preclude Employee from obtaining alternative employment during this period other than in accordance with the provisions of Section 7 hereof.

d. At any time by the Employee upon sixty (60) days prior written notice to the Company. Upon termination by the Employee as provided in this Section 6(d), the Employee shall be entitled to receive any vacation pay and Base Salary pursuant to Section 4(a) that is accrued and unpaid as of the termination date, with such amount payable at the same intervals as Base Salary payments were made under
Section 4 hereof, subject to withholding. Upon payment of such amount, the Company shall have no further obligations hereunder, including, without limitation, the obligation to pay the Employee any bonus in respect of the year of termination except as otherwise provided in Section 4(b) hereof or any subsequent year, and the provisions of Sections 5, 7 and 8 shall remain in effect in accordance with their terms. In addition, the Employee shall be entitled to exercise any options which were vested as of the termination date in accordance with and subject to the terms of the Stock Incentive Plan, including, but not limited, the time period for such exercise and any provisions regarding forfeiture.

e. At any time for cause by the Company upon written notice to the Employee. For purposes of this Agreement, a termination shall be for cause if:

               (i) the Employee shall commit an act of fraud, embezzlement, misappropriation, dishonesty or breach of fiduciary duty against the Company or any of its affiliates; or shall be convicted in a court of competent jurisdiction or shall plead guilty or nolo contendere to any felony or any other crime involving moral turpitude; or shall fail in the performance of his job responsibilities to comply with or violate a provision of federal, state or local law or regulation applicable to the Company or any of its affiliates; or upon the issuance of any order, whether civil, criminal or administrative, barring the Employee from continuing to carry on any assigned duties;

               (ii) the Employee shall commit a willful or material breach of any of the covenants, terms or provisions of Sections 3, 5 or 7 hereof; or

               (iii) the Employee shall refuse to follow the written direction of a more senior officer of the Company or the Board of Directors,, provided that the foregoing refusal shall not be "for Cause" if the Employee in good faith reasonably believes that such direction is illegal, unethical or immoral and promptly so notifies in writing the Board or the more senior officer (whichever is applicable.) or the Employee shall substantially fail to perform the Employee's duties hereunder in a manner acceptable to the Company's President or Board of Directors, provided that the Company shall notify the Employee in writing of the basis for the termination pursuant to this Subsection (iii) and provide the Employee with thirty (30) days to cure the same, provided, however, that the Company shall not be required to provide the Employee with such notice and opportunity to cure (i) more than one (1) time during any consecutive three hundred sixty five (365) day period during the course of his employment and
               (ii) more than once with respect to any particular incident of an alleged failure to obey or perform


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Upon termination for cause as provided in Section 6(e), the Employee shall be entitled to receive any vacation pay and Base Salary payments pursuant to
Section 4(a) that are accrued and unpaid as of the termination date (subject to the further provisions of this Section 6). Upon payment of such amount, the Company shall have no further obligations hereunder after the date of termination, including, without limitation, the obligation to pay the Employee any bonus, if any, in respect of the year of termination except as otherwise provided under Section 4(b) hereof or any subsequent year, and the Company shall be entitled to exercise any rights which the Company may have against the Employee (including the rights of recovery by offset of any amounts due but not yet paid to the Employee), and the provisions of Sections 5, 7 and 8 shall remain in effect in accordance with their terms. In addition, the Employee may be entitled to exercise any options which were vested as of the termination date in accordance with and subject to the terms of the Stock Incentive Plan, including, but not limited, the time period for such exercise and any provisions regarding forfeiture.

f. The Employee may terminate his employment for Good Reason (as defined below). For purposes of this Agreement, the Employee shall have "Good Reason" to terminate his employment with the Company in the event of: (i) any material breach by the Company of the provisions of this Agreement; (ii) any change of control of the Company other than an internal reorganization; (iii) any substantial reduction in the Employee's job responsibilities without the Employee's consent. Notwithstanding the foregoing, the Employee shall not have Good Reason to terminate his employment unless and until he has provided the Company with written notice of such breach or event at least seven (7) days in advance of his intended termination date and an opportunity and period to cure such breach or event within the fourteen (14) day period following such notice; provided further, however, if the Company cures such breach or event, the Employee shall not have Good Reason to terminate this Agreement. In the event of termination of the Employee's employment by the Company pursuant to this Section 6(f), the Company shall pay to the Employee any vacation pay and Base Salary pursuant to Section 4(a) that is accrued and unpaid as of the termination date. The Company also shall pay to the Employee severance pay, provided that the Employee executes the Company's form of Termination Agreement releasing his claims against the Company and its affiliates, consisting of an amount equal to the Base Salary that would have been payable for the six (6) month period following the date of termination had the Employee remained an employee of the Company hereunder until that date, with such amount payable at the same intervals as Base Salary payments were made under Section 4 hereof, subject to withholding. In the alternative, at the Company's option, the Employee shall be entitled to a lump-sum payment equal to the salary continuation payments due under the immediately preceding sentence. Upon payment of such amounts, the Company shall have no further obligations hereunder, including, without limitation, the obligation to pay the Employee any bonus in respect of the year of termination except as otherwise provided in Section 4(b) hereof or any subsequent year, and the provisions of Sections 5, 7 and 8 shall remain in effect in accordance with their terms. In addition, the Employee shall become immediately vested as of the sixth month anniversary of the termination date, for the lesser of: (i) 28,125 options of the 225,000 option award under the Company's Stock Incentive Plan or (ii) the remaining balance (as of the termination date) of the unvested options of the 225,000 option award under the Company's Stock Incentive Plan if said amount is less than 28,125 options. The Employee may or may not be vested in any options as of the termination date under the vesting


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schedule set forth in his Stock Option Award but to the extent that the Employee is so vested in any of said options, the accelerated vesting described in the foregoing sentence shall be in addition to the shares which have vested in accordance with the terms of the Stock Option Award. The Employee shall be entitled to exercise any vested options which were vested or become vested as of the date of termination in accordance with the terms of the Stock Incentive
Plan, including, but not limited to, the time period for such exercise and any provisions regarding forfeiture. The parties hereby agree that the Employee shall act as a consultant to the Company during the sixth month severance period without further compensation to perform such services as may be mutually agreeable to the parties provided, however, that nothing herein shall preclude Employee from obtaining alternative employment during this period other than in accordance with the provisions of Section 7 hereof.

7. NON-COMPETITION.

               As an inducement to the Company to enter into this Agreement with Employee and to employ Employee as its Vice President & Chief Financial Officer, during the Term of this Agreement and during the six month period that the Employee receives severance post-termination (either in the form of salary continuation payments or in a lump-sum payment), as provided under the terms and provisions of Sections 6(c) or 6(f), the Employee agrees that he shall not, anywhere in any county of any state in the United States and in any and all foreign countries, without the express written advance consent of the President of the Company, which consent he/she may grant or withhold in his/her sole discretion, directly or indirectly, either as an employee, employer, trustee, consultant, agent, principal, partner, corporate officer, director, creditor, owner or shareholder or in any other individual or representative capacity, promote, participate, invest or engage in any activity or other business competitive with the Company's business in the design, manufacture, development, distribution, marketing or sales of any products or services for the following market: the internet infrastructure for carrier networks. The sole exception to this restriction shall be that the Employee may make passive investments in a competitive enterprise the shares of which are publicly traded if such investment constitutes less than one percent of the outstanding capital stock or other interests in the equity of such enterprise. Without implied limitation, the foregoing covenant shall include: (i) the hiring or attempting to hire any employee of the Company or any of its affiliates, (ii) encouraging or inducing any such employee to terminate his or her relationship or employment with the Company or any affiliate, (iii) soliciting for or on behalf of any competitor any customer of the Company, and (iv) diverting to any competitor any customer of the Company. As of the date of this Agreement, the Employee is not performing any consulting or other duties for, and is not a party to any similar agreement with, any business or venture competing in the relevant market described hereinabove.

8. SPECIFIC PERFORMANCE; SEVERABILITY.

a. It is specifically understood and agreed that any breach of the provisions of Sections 3, 5 or 7 of this Agreement by the Employee is likely to result in irreparable injury to the Company, that the remedy at law alone will be an inadequate remedy for such breach and that, in addition to any other remedy it may have, the Company shall be entitled to enforce the specific performance of this


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Agreement by the Employee and to seek both temporary and permanent injunctive relief (to the extent permitted by law), without the necessity of proving actual damages.

b. In case any of the provisions contained in this Agreement shall be for any reason be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, any such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had been limited or modified (consistent with its general intent) to the extent necessary to make it valid, legal and enforceable, or if it shall not be possible to so limit or modify such invalid, illegal or unenforceable provision or part of a provision, this Agreement shall be construed as if such invalid, illegal or unenforceable provision or part of a provision had never been contained in this Agreement.

9. NOTICES.

               All notices permitted or required hereunder shall be deemed to have been duly given if delivered personally or if sent by certified or registered mail or overnight courier, postage prepaid, to the parties at their respective addresses set forth below or to such other address as any party may hereafter designate.

To the Company:                              With a copy to:
Unisphere Solutions, Inc.                    Unisphere Solutions, Inc.
One Executive Drive                          One Executive Drive
Chelmsford, MA 01824                         Chelmsford, MA 01824
Attention:  President                        Attention: General Counsel

To the Employee:
John Connolly
37 Country Club Road
N. Reading, MA 01864

10. WAIVER.

               Neither party's failure to enforce any provision or provisions of this Agreement shall be deemed in any way to be or construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

11. MISCELLANEOUS.

               This Agreement shall be governed by and construed under the laws of the Commonwealth of Massachusetts, and shall not be modified or discharged in whole or in part except by an agreement in writing signed by the Company and the Employee. The parties consent to personal


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jurisdiction, service of process and venue in the federal or state courts of
Massachusetts with respect to any and all claims or disputes between the parties arising in connection with this Agreement. The parties hereby agree that the prevailing party to any litigation commenced pursuant to this Agreement shall be entitled to recover its or his reasonable attorney's fees incurred in connection with that matter. This Agreement shall inure to the benefit of the successors and assigns of the Company, including the successors of the Company by way of merger, consolidation or transfer of substantially all the assets of the Company, and may not be assigned by the Employee except as provided expressly herein in Section 6(b).

12. ENTIRE AGREEMENT.

               This Agreement, and the agreement, policies and certifications referenced in Section 2(c) hereof, contain the entire agreement of the parties and supersedes and replaces any other agreements or understandings between them with respect to the subject matter of this Agreement.

               IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first written above.


                                             UNISPHERE SOLUTIONS, INC.




                                             By:/s/ James A. Dolce
                                                ________________________________
                                                James A. Dolce, President


                                             /s/ John Connolly
                                             ___________________________________
                                             John Connolly


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